                                                                     EXHIBIT 3.9


                           ARTICLES OF INCORPORATION
                                       OF
                            GBC INTERNATIONAL, INC.

                                   **********

KNOW ALL MEN BY THESE PRESENTS:

       That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the General Corporation Law of the State of Nevada as approved March 21, 1925, and all acts amendatory thereof or in addition thereto, and to that end we do hereby certify that:

       1st.   The name of the corporation is GBC INTERNATIONAL, INC.

       2nd.   The location of the principal office of the corporation within the State of Nevada is 502 East John Street, Carson City, and the resident agent in charge of said office is United States Corporation Company.

       3rd.   The corporation may engage in any lawful activity, without limitation.

       4th.   The total number of shares of stock which the corporation is authorized to issue is One Million (1,000,000) shares of Common stock, each of which shall have a par value of One Cent ($ .01).

       5th.   The members of the governing board of the corporation shall be styled "directors" and the number of its first Board of Directors shall be five
(5); provided, however, that the Board of Directors may, at any meeting by resolution, increase the number of such directors or decrease their number in such manner as shall be provided by the By-Laws of this corporation. The names and post office addresses of the Directors are as follows:

       NAME                                          POST OFFICE ADDRESS
       ----                                          -------------------
       John E. Preschlack                            One GBC Plaza
                                                     Northbrook, Illinois 60062

       Stephen P. Hayes                              One GBC Plaza
                                                     Northbrook, Illinois 60062

       Frank J. Lenahan                              One GBC Plaza
                                                     Northbrook, Illinois 60062

       Victor L. Lewis                               One GBC Plaza
                                                     Northbrook, Illinois 60062

       Steve Rubin                                   One GBC Plaza
                                                     Northbrook, Illinois 60062

       6th.   The capital stock and the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment to pay the debts of the corporation or for any other purpose.

       7th.   The names and post office addresses of the Incorporators signing these Articles of Incorporation are as follows:

       NAME                                          POST OFFICE ADDRESS
       ----                                          -------------------
       D. S. Nuter                                   33 North LaSalle Street
                                                     Chicago, Illinois 60602

       D. E. Howarth                                 33 North LaSalle Street
                                                     Chicago, Illinois 60602

       B. M. Fahy                                    33 North LaSalle Street
                                                     Chicago, Illinois 60602

       8th.   The corporation is to have perpetual existence.

       9th.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

              To make, alter, amend, and rescind the By-Laws of the corporation, to fix the amount to be reserved as working capital, to fix the times for declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

              With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a stockholders' meeting duly called for that purpose, to sell, assign, transfer or otherwise dispose of the property of the corporation as an entirety.

              In order to promote the interest of the corporation and to encourage the utilization of the corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the corporation, or the payment of dividends or otherwise; provided that a majority of the whole Board concurs therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada.

       10th. The corporation reserves the right to amend, alter or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders or directors herein are granted subject to this reservation.

       IN WITNESS WHEREOF, we have hereunto set our hands this 7th day of March, 1980.

                                           /s/ D. S. NUTER
                                           -------------------------------
                                           D. S. Nuter, Incorporator

                                           /s/ D. E. HOWARTH
                                           -------------------------------
                                           D. E. Howarth, Incorporator

                                           /s/ B. M. FAHY
                                           -------------------------------
                                           B. M. Fahy, Incorporator